PRA HEALTH SCIENCES, INC.
4130 PARKLAKE AVENUE
SUITE 400
RALEIGH, NORTH CAROLINA 27612

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRAH2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52818-S23383

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PRA HEALTH SCIENCES, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. **Approval of PRA Merger Agreement Proposal.** To adopt the Agreement and Plan of Merger, dated as of February 24, 2021, by and among ICON plc ("ICON"), PRA Health Sciences, Inc. ("PRA"), ICON US Holdings Inc., a wholly owned subsidiary of ICON ("US HoldCo"), and Indigo Merger Sub, Inc., a wholly owned subsidiary of ICON and US HoldCo (such agreement, as it may be amended from time to time, the "merger agreement" and such proposal, the "PRA merger agreement proposal");	☐	☐	☐
2. **Approval of PRA Compensation Proposal.** To approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to PRA's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement (the "PRA compensation proposal");	☐	☐	☐
3. **Approval of PRA Adjournment Proposal.** To approve the adjournment of the PRA stockholder meeting to solicit additional proxies if there are not sufficient votes at the time of the PRA stockholder meeting to approve the PRA merger agreement proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to PRA stockholders (the "PRA adjournment proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

D52819-S23383

PRA HEALTH SCIENCES, INC.
Special Meeting of Stockholders
June 15, 2021 10:30 AM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Colin Shannon, Michael J. Bonello, and Christopher L. Gaenzle, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRA HEALTH SCIENCES, INC. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 10:30 AM, EDT on June 15, 2021, via the Internet at www.virtualshareholdermeeting.com/PRAH2021SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side